Exhibit 10.20b

Form of Annual Advisory Fee Termination

[KAR Auction Services, Inc. Letterhead]

December [        ], 2009

PCap, L.P.

75 State Street

Boston, Massachusetts 02109

Ladies and Gentlemen:

Reference is made to the Financial Advisory Agreement (the “Advisory Agreement”), dated as of April 20, 2007 and attached hereto as Annex A, whereby KAR Auction Services, Inc. (formerly, KAR Holdings, Inc.) (the “Company”) agreed to retain you, PCap, LP (“PCap”), and any of your affiliates or designees (collectively, with PCap, the “Parthenon Capital Group”), among other things, to provide consulting and advisory services to the Company commencing on the date thereof for a term ending on the date on which PCap and its affiliates (including Axle Holdings II, LLC and PCap KAR LLC) cease to own, directly or indirectly, any equity interests of the Company.

In connection with the settlement of the initial public offering (the “Offering”) of [23,000,000] shares of the Company’s common stock, par value $0.01 per share, on the date hereof, the Company and the Parthenon Capital Group hereby agree that the annual advisory fee (the “Annual Advisory Fee”) described in the Advisory Agreement [and the obligations of the Parthenon Capital Group to provide services under the Advisory Agreement shall, in each case,] be terminated, effective upon payment referenced in the following sentence. In consideration for the termination of the Annual Advisory Fee, the Company agrees to pay PCap a one-time fee of $862,106.73 concurrent with the settlement of the Offering.

All other obligations of the Company set forth in the Advisory Agreement shall survive the termination of the Annual Advisory Fee.

This letter agreement shall be governed by the laws of the State of New York.

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If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.

Very truly yours,

KAR AUCTION SERVICES, INC.

By:
Name:
Title:

Agreed and accepted:

PCAP, LP

By:	PCap Managers, LLC
Its:	General Partner

By:
Name:
Title:

Annex A

Financial Advisory Agreement